UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 13, 2013 (August 12, 2013)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of E. I. du Pont de Nemours and Company Senior Executive Severance Plan

On August 12, 2013, the board of directors (the "Board") of E. I. du Pont de Nemours and Company (the "Company") adopted the E. I. du Pont de Nemours and Company Senior Executive Severance Plan (the "Plan"). Each of the Company's named executive officers and certain other officers are eligible to participate in the Plan. The Plan provides that if a participant's employment is terminated within two years following a "change in control," (as defined in the Plan), either by the Company without "cause" (as defined in the Plan) or by the participant for "good reason" (as defined in the Plan and described below), the participant will be entitled to receive:

•	A lump sum cash payment equal to two times (three times for the Company's Chief Executive Officer) the sum of the participant's base salary and target annual bonus;

•	A lump sum cash payment equal to the pro-rated portion of the participant's target annual bonus for the year of termination; and

•
Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the Company's Chief Executive Officer) following the date of termination.

The provision of payments and benefits described above is conditioned upon the participant's execution of a release of claims, as well as the participant's agreement not to compete with the Company or solicit its employees or customers for one year following termination of employment (18 months for the Company's Chief Executive Officer), and not to use or disclose the Company's confidential information or disparage the Company at any time following termination of employment.

The Plan provides that if a participant receives any amount, whether under the Plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of those reduced payments exceeds the net amount that the participant would receive following imposition of the excise tax and all income and related taxes.

For purposes of the Plan, "good reason" means, in summary, (i) a material reduction in the participant's base salary, annual target bonus or annual long-term incentive award, (ii) a material diminution in the participant's title, authority, duties or responsibilities, (iii) a material change in geographic location where the participant provides services for the Company, (iv) a material breach by the Company of a material written agreement with the participant or (v) failure by a successor of the Company to assume the Plan.

Approval of Form of Rabbi Trust Agreement

On August 12, 2013, the Company's Board also approved a form of Trust Agreement (the "Rabbi Trust") which will provide that in the event of a "change in control" (as defined in the Rabbi Trust), the Company will fund the Rabbi Trust with an amount of cash necessary to fund the payment of benefits under the Plan, the Company's Supplemental Retirement Income, Pension Restoration, Retirement Savings Restoration and Management Deferred Compensation Plans, and other nonqualified plans and other arrangements.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 12, 2013, the Company amended its Bylaws as follows:

•	Article I, Section 2 to address procedural and other requirements related to special meetings of the stockholders;

•	Article I, Section 5 to address procedural matters regarding adjournment of meetings of the stockholders;

•	Article I, section 6 to address procedural matters related to voting;

•	Article I, Section 8 was added regarding advance notice of stockholder nominations and proposals;

•	Article I, Section 9 was added regarding stockholder action by written consent;

•	Article II, Section 7 to address “Lead Director” ability and to strike “one third” and insert “a majority” in reference to calling special meetings of the Board of Directors;

•	Article III, Section 1 to strike reference to “Strategic Direction Committee”;

•	Article III, to strike Section 4 entitled “Strategic Direction Committee” and renumber Sections 5, 6, 7,8 and 9 to Sections 4,5,6,7 and 8 respectively; and

•	Article VI, Section 7 was added addressing forum for adjudication of certain disputes.

The foregoing description is qualified in its entirety by reference to the text of the amendment to the Company's Bylaws, which is filed as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

99.1        Text of the amendment to the Company's Bylaws effective August 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

August 13, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of the amendment to the Company's Bylaws effective August 12, 2013.

5